Monsanto Company
800 North Lindbergh Blvd
St. Louis, Missouri 63167

Release	Immediately

Contact	Media: Sara Miller (314-694-5824)
Analysts: Bryan Hurley (314-694-8148)

MONSANTO COMPANY'S GLOBAL BUSINESS PERFORMANCE DRIVES INCREASED FULL-YEAR EARNINGS OUTLOOK

Full-Year Ongoing Earnings Per Share Guidance Raised to $4.40 to $4.50, or $4.42 to $4.52 As-Reported

ST. LOUIS (April 3, 2013) – With half of its fiscal year complete, Monsanto Company (NYSE: MON) announced today that the continued strength of its growing global business delivered another strong quarter for its fiscal year 2013 and translated to a second consecutive quarterly increase in full-year ongoing and as-reported earnings per share guidance. In reporting earnings results for the second quarter and first half of the year, executives noted results were driven by contributions from across the company's business portfolio, including continued growth of its global corn business and positive performance of its agricultural productivity segment.

	Second Quarter		Six Months
($ in millions)	2013	2012	2013	2012
Net Sales By Segment
Corn seed and traits	$3,280	$2,816	$4,419	$3,711
Soybean seed and traits	677	689	908	931
Vegetable seeds	199	215	355	372
Cotton seed and traits	60	66	245	260
All other crops seeds and traits	130	138	174	184
TOTAL Seeds and Genomics	$4,346	$3,924	$6,101	$5,458

Agricultural productivity	$1,126	$824	$2,310	$1,729
TOTAL Agricultural Productivity	$1,126	$824	$2,310	$1,729

TOTAL Net Sales	$5,472	$4,748	$8,411	$7,187
Gross Profit	$3,070	$2,705	$4,467	$3,801
Operating Expenses	$958	$896	$1,846	$1,747
Interest Expense – Net	$8	$27	$36	$62
Other Expense – Net	$22	$37	$39	$43
Net Income Attributable to Monsanto Company	$1,483	$1,211	$1,822	$1,337
Diluted Earnings per Share (See note 1.)	$2.74	$2.24	$3.37	$2.47
Items Affecting Comparability – EPS Impact
Income on discontinued operations	(0.01)	(0.01)	(0.02)	(0.01)
Nitro Claims Settlement	—	0.05	—	0.05
Diluted Earnings per Share from Ongoing Business (For the definition of ongoing EPS, see note 1.)	$2.73	$2.28	$3.35	$2.51
Effective Tax Rate	29%	31%	28%	31%

	Second Quarter		Six Months
Comparison as a Percent of Net Sales:	2013	2012	2013	2012
Gross profit	56%	57%	53%	53%
Selling, general and administrative expenses	11%	11%	14%	15%
Research and development expenses	7%	7%	8%	10%
Income from continuing operations before income taxes	38%	37%	30%	27%
Net income attributable to Monsanto Company	27%	26%	22%	19%

“Our commitment to serving our farmer customers around the world is at the core of everything we do,” said Hugh Grant, chairman and chief executive officer for Monsanto. “By understanding their needs and finding new ways to work with them to meet growing demand, we've achieved momentum in our business and strong results across our global portfolio. Our performance underscores our expectation for a third consecutive year of strong earnings growth and reinforces our opportunities for the future as well. As we move into the second half of the year, we are thankful for the opportunity to serve our customers and continue to earn their business as a leader in this dynamic industry.”

Results of Operations

The company achieved strong second quarter and first half results that reflect the continued growth of its global business. Net sales for the quarter increased $724 million or 15 percent to $5.5 billion in the three-month comparison driven in part by 16 percent sales growth from its global corn business. For the first six months, net sales increased $1.2 billion or 17 percent.

Operating expenses were up $62 million in the second quarter compared to the prior year. In the three-month comparison, selling, general and administrative (SG&A) expenses increased 10 percent to $598 million.  Quarterly research and development (R&D) expenses were up 2 percent to $360 million compared to the prior year period.

The company's second quarter earnings per share (EPS) was $2.73 on an ongoing and $2.74 on an as-reported basis, compared to an EPS of $2.28 on an ongoing and $2.24 on an as-reported basis in the same quarter last year. EPS for the first six months of fiscal year 2013 was $3.35 on an ongoing and $3.37 on an as-reported basis. (For a reconciliation of EPS to ongoing EPS see page 1).

Cash Flow

For the first half of fiscal year 2013, cash flow from operations was a source of nearly $1.9 billion compared to $1.7 billion for the same period last year.

Net cash required by investing activities for the first half of fiscal year 2013 was $301 million, compared to $402 million for the same period of fiscal year 2012. Net cash required by financing activities for the first half of 2013 was $422 million, compared to net cash required of $672 million for the same period of fiscal year 2012.

Free cash flow was a source of nearly $1.6 billion for the first half of fiscal year 2013, compared to a source of $1.3 billion for the first half of fiscal year 2012. (For a reconciliation of free cash flow, see note 1.)

Outlook

The company raised its full year ongoing EPS guidance to $4.40 to $4.50 per share. Full year 2013 EPS guidance on an as-reported basis is expected in the range of $4.42 to $4.52 per share. (For a reconciliation of EPS, see note 1.)

The company affirmed its previously announced full year free cash flow guidance of $1.8 billion to $2 billion. The company expects net cash provided by operating activities to be $2.9 billion to $3.3 billion, and net cash required by investing activities to be $1.1 billion to $1.3 billion for fiscal year 2013. (For a reconciliation of free cash flow, see note 1.)

Seeds and Genomics Segment Detail

($ in millions)	Net Sales				Gross Profit
	Second Quarter		Six Months		Second Quarter		Six Months
Seeds and Genomics	2013	2012	2013	2012	2013	2012	2013	2012
Corn Seed and Traits	$3,280	$2,816	$4,419	$3,711	$2,083	$1,847	$2,769	$2,378
Soybean Seed and Traits	677	689	908	931	395	443	513	616
Vegetable Seeds	199	215	355	372	106	85	189	166
Cotton Seed and Traits	60	66	245	260	44	47	171	182
All Other Crops Seeds and Traits	130	138	174	184	71	69	82	65
TOTAL Seeds and Genomics	$4,346	$3,924	$6,101	$5,458	$2,699	$2,491	$3,724	$3,407

($ in millions)	Earnings Before Interest & Taxes (EBIT)
	Second Quarter		Six Months
Seeds and Genomics	2013	2012	2013	2012
EBIT (For a reconciliation of EBIT, see note 1.)	$1,840	$1,699	$2,060	$1,846

The Seeds and Genomics segment consists of the company’s global seeds and related traits business.

Sales in the Seeds and Genomics segment for the second quarter were $4.3 billion, an increase of $422 million over the same period last year.  For the first six months, sales for the segment are up $643 million over the same period last year.

Monsanto's global corn business led the Seeds and Genomics segment performance, as it expects to hit record total corn volumes in 2013. The second quarter results were driven in part by the conclusion of a successful and record second season in Brazil where the company continued to achieve strong demand for its latest corn products. The U.S. corn business also drove the results for the quarter, with the company projecting another year of strong performance from the business driven by the positive mix improvement across its corn portfolio. The company is on track to reach the high end of its 36 million to 38 million acre target range for its Genuity® reduced refuge family.

The current and emerging opportunities in the company's global soybean business complement the global corn business. In the United States, the company has achieved strong results year-to-date, with the positive order book and shipments positioning the company well to deliver to the high end of its 39 million to 41 million acre target range for its Genuity® Roundup Ready 2 Yield® platform. This performance comes as the company prepares to enter the next phase of innovation in its soybean platform, including the addition of both Roundup Ready 2 Xtend™ and Intacta RR2 PRO™ soybeans. The company noted that new results from its second year of Intacta RR2 PRO™ Ground Breakers® on-farm field trials in Brazil have demonstrated a better than 4 bushel per acre yield advantage against first-generation Roundup Ready® soybeans at more than 1,000 locations, double the number of locations from its 2012 Ground Breakers® on-farm field trials in Brazil.

Agricultural Productivity Segment Detail

($ in millions)	Net Sales				Gross Profit
	Second Quarter		Six Months		Second Quarter		Six Months
	2013	2012	2013	2012	2013	2012	2013	2012
Agricultural Productivity	$1,126	$824	$2,310	$1,729	$371	$214	$743	$394
TOTAL Agricultural Productivity	$1,126	$824	$2,310	$1,729	$371	$214	$743	$394

($ in millions)	Earnings Before Interest & Taxes (EBIT)
	Second Quarter		Six Months
Agricultural Productivity	2013	2012	2013	2012
EBIT (For a reconciliation of EBIT, see note 1.)	$256	$82	$526	$164
Unusual Items Affecting EBIT:
EBIT from Discontinued Operations	$6	$11	$17	$11
Nitro Claims Settlement	$—	$(44)	$—	$(44)

The Agricultural Productivity segment consists of the crop protection products and lawn-and-garden herbicide products.

Net sales in the second quarter of fiscal 2013 for Monsanto's Agricultural Productivity segment increased $302 million over the same period last year, reflecting the continued benefit of a favorable marketplace environment.  The company remains focused on its established Roundup® strategy.

Webcast Information
In conjunction with this announcement, Monsanto will hold a conference call at 8:30 a.m. central time (9:30 a.m. eastern time) today.  The call will focus on these results and future expectations and may include a discussion of Monsanto’s strategic initiatives, product performance and other matters related to the company’s business.

Presentation slides and a simultaneous audio webcast of the conference call may be accessed by visiting the company's website at www.monsanto.com/investors or by visiting http://edge.media-server.com/m/p/pbzn6osi/lan/en. Visitors may need to download Windows Media Player™ prior to listening to the webcast. Following the live broadcast, a replay of the webcast will be available on the Monsanto website for three weeks. Monsanto publishes details on upcoming webcasts on this website in both the Presentation and Financial Reports section and the Calendar of Events section. Investors should look to this site as the source of information on future investor conference webcasts. The site includes a calendar of upcoming investor events, details on accessing scheduled webcasts and information from previous investor events.

About Monsanto Company
Monsanto Company is a leading global provider of technology-based solutions and agricultural products that improve farm productivity and food quality. Monsanto remains focused on enabling both small-holder and large-scale farmers to produce more from their land while conserving more of our world's natural resources such as water and energy. To learn more about our business and our commitments, please visit: www.monsanto.com.  Follow our business on Twitter® at www.twitter.com/MonsantoCo, on the company blog, Beyond the Rows at www.monsantoblog.com, or subscribe to our News Release RSS Feed.

Cautionary Statements Regarding Forward-Looking Information:

Certain statements contained in this release are "forward-looking statements," such as statements concerning the company's anticipated financial results, current and future product performance, regulatory approvals, business and financial plans and other non-historical facts. These statements are based on current expectations and currently available information. However, since these statements are based on factors that involve risks and uncertainties, the company's actual performance and results may differ materially from those described or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, among others: continued competition in seeds, traits and agricultural chemicals; the company's exposure to various contingencies, including those related to intellectual property protection, regulatory compliance and the speed with which approvals are received, and public acceptance of biotechnology products; the success of the company's research and development activities; the outcomes of major lawsuits and the previously-announced SEC investigation; developments related to foreign currencies and economies; successful operation of recent acquisitions; fluctuations in commodity prices; compliance with regulations affecting our manufacturing; the accuracy of the company's estimates related to distribution inventory levels; the company's ability to fund its short-term financing needs and to obtain payment for the products that it sells; the effect of weather conditions, natural disasters and accidents on the agriculture business or the company's facilities; and other risks and factors detailed in the company's most recent Form 10-K Report to the SEC. Undue reliance should not be placed on these forward-looking statements, which are current only as of the date of this release. The company disclaims any current intention or obligation to update any forward-looking statements or any of the factors that may affect actual results.

Notes to editors: Monsanto and the Vine Design, Genuity, Roundup, Roundup Ready 2 Yield, Roundup Ready 2 Xtend, Intacta RR2 PRO and Ground Breakers are trademarks of Monsanto Company and its wholly-owned subsidiaries.

-oOo-

Monsanto Company
Selected Financial Information
(Dollars in millions, except per share amounts)
Unaudited

Statements of Consolidated Operations	Three Months Ended		Six Months Ended
	February 28, 2013	February 29, 2012	February 28, 2013	February 29, 2012
Net Sales	$5,472	$4,748	$8,411	$7,187
Cost of Goods Sold	2,402	2,043	3,944	3,386
Gross Profit	3,070	2,705	4,467	3,801
Operating Expenses:
Selling, general and administrative expenses	598	543	1,140	1,043
Research and development expenses	360	353	706	704
Total Operating Expenses	958	896	1,846	1,747
Income From Operations	2,112	1,809	2,621	2,054
Interest Expense	35	47	86	100
Interest Income	(27)	(20)	(50)	(38)
Other Expense, Net	22	37	39	43
Income from Continuing Operations Before Income Taxes	2,082	1,745	2,546	1,949
Income Tax Provision	603	540	725	610
Income from Continuing Operations Including Portion Attributable to Noncontrolling Interest	$1,479	$1,205	$1,821	$1,339
Discontinued Operations:
Income from Operations of Discontinued Businesses	6	11	17	11
Income Tax Provision	2	4	6	4
Income on Discontinued Operations	4	7	11	7
Net Income	$1,483	$1,212	$1,832	$1,346
Less: Net Income Attributable to Noncontrolling Interest	—	1	10	9
Net Income Attributable to Monsanto Company	$1,483	$1,211	$1,822	$1,337

EBIT (see note 1)	$2,096	$1,781	$2,586	$2,010

Basic Earnings per Share Attributable to Monsanto Company:
Income from Continuing Operations	$2.77	$2.25	$3.39	$2.49
Income on Discontinued Operations	0.01	0.02	0.02	0.01
Net Income Attributable to Monsanto Company	$2.78	$2.27	$3.41	$2.50

Diluted Earnings per Share Attributable to Monsanto Company:
Income from Continuing Operations	$2.73	$2.23	$3.35	$2.46
Income on Discontinued Operations	0.01	0.01	0.02	0.01
Net Income Attributable to Monsanto Company	$2.74	$2.24	$3.37	$2.47

Weighted Average Shares Outstanding:
Basic	534.8	534.4	534.8	534.9
Diluted	540.9	540.5	540.9	540.9

Monsanto Company
Selected Financial Information
(Dollars in millions, except per share amounts)
Unaudited

Condensed Statements of Consolidated Financial Position	As of	As of
	Feb. 28, 2013	Aug. 31, 2012
Assets
Current Assets:
Cash and cash equivalents (variable interest entity restricted - 2013: $58 and 2012: $120)	$4,443	$3,283
Short-term investments	310	302
Trade receivables, net (variable interest entity restricted - 2013: $132 and 2012: $52)	2,219	1,897
Miscellaneous receivables	638	620
Deferred tax assets	658	534
Inventory, net	3,095	2,839
Other current assets	171	183
Total Current Assets	11,534	9,658
Property, Plant and Equipment, Net	4,400	4,365
Goodwill	3,519	3,435
Other Intangible Assets, Net	1,220	1,237
Noncurrent Deferred Tax Assets	542	551
Long-Term Receivables, Net	255	376
Other Assets	609	602
Total Assets	$22,079	$20,224
Liabilities and Shareowners’ Equity
Current Liabilities:
Short-term debt, including current portion of long-term debt	152	36
Accounts payable	751	794
Income taxes payable	430	75
Accrued compensation and benefits	372	546
Accrued marketing programs	1,020	1,281
Deferred revenues	756	396
Grower production accruals	239	194
Dividends payable	201	200
Customer payable	7	14
Miscellaneous short-term accruals	781	685
Total Current Liabilities	4,709	4,221
Long-Term Debt	2,054	2,038
Postretirement Liabilities	526	543
Long-Term Deferred Revenue	187	245
Noncurrent Deferred Tax Liabilities	410	313
Long-Term Portion of Environmental and Litigation Reserves	217	213
Other Liabilities	518	615
Monsanto Shareowners’ Equity	13,240	11,833
Noncontrolling Interest	218	203
Total Shareowners’ Equity	13,458	12,036
Total Liabilities and Shareowners’ Equity	$22,079	$20,224
Debt to Capital Ratio:	14%	15%

Monsanto Company
Selected Financial Information
(Dollars in millions, except per share amounts)
Unaudited

Statements of Consolidated Cash Flows	Six Months Ended
	Feb. 28, 2013	Feb. 29, 2012
Operating Activities:
Net Income	$1,832	$1,346
Adjustments to reconcile cash provided by operating activities:
Items that did not require (provide) cash:
Depreciation and amortization	305	311
Bad-debt expense	10	(8)
Stock-based compensation expense	49	72
Excess tax benefits from stock-based compensation	(47)	(26)
Deferred income taxes	52	(33)
Equity affiliate income, net	(2)	(3)
Net gain on sales of a business or other assets	(14)	(2)
Other items	48	65
Changes in assets and liabilities that provided (required) cash, net of acquisitions:
Trade receivables, net	(196)	(265)
Inventory, net	(261)	(356)
Deferred revenues	293	445
Accounts payable and other accrued liabilities	(204)	142
Restructuring cash payments	—	(7)
Pension contributions	(24)	(33)
Other items	16	24
Net Cash Provided by Operating Activities	1,857	1,672
Cash Flows Provided (Required) by Investing Activities:
Purchases of short-term investments	(320)	(429)
Maturities of short-term investments	312	429
Capital expenditures	(261)	(239)
Acquisitions of businesses, net of cash acquired	(79)	(113)
Technology and other investments	(48)	(56)
Other investments and property disposal proceeds	95	6
Net Cash Required by Investing Activities	(301)	(402)
Cash Flows Provided (Required) by Financing Activities:
Net change in financing with less than 90-day maturities	142	(8)
Short-term debt proceeds	1	9
Short-term debt reductions	(29)	(17)
Long-term debt proceeds	16	—
Long-term debt reductions	(2)	(142)
Treasury stock purchases	(327)	(299)
Stock option exercises	136	52
Excess tax benefits from stock-based compensation	47	26
Tax withholding on restricted stock and restricted stock units	(3)	(1)
Dividend payments	(402)	(322)
Dividend payments to noncontrolling interests	(1)	(71)
Proceeds from noncontrolling interests	—	101
Net Cash Required by Financing Activities	(422)	(672)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	26	(47)
Net Increase in Cash and Cash Equivalents	1,160	551
Cash and Cash Equivalents at Beginning of Period	3,283	2,572
Cash and Cash Equivalents at End of Period	$4,443	$3,123

Monsanto Company
Selected Financial Information
(Dollars in millions)
Unaudited

1.
EBIT, Ongoing EPS and Free Cash Flow:  The presentations of EBIT, ongoing EPS and free cash flow are not intended to replace net income (loss) attributable to Monsanto Company, cash flows, financial position or comprehensive income (loss), and they are not measures of financial performance as determined in accordance with generally accepted accounting principles (GAAP) in the United States.  The following tables reconcile EBIT, ongoing EPS and free cash flow to the respective most directly comparable financial measure calculated in accordance with GAAP.

Reconciliation of EBIT to Net Income (Loss):  EBIT is defined as earnings (loss) before interest and taxes.  Earnings (loss) is intended to mean net income (loss) attributable to Monsanto Company as presented in the Statements of Consolidated Operations under GAAP.  The following table reconciles EBIT to the most directly comparable financial measure, which is net income (loss) attributable to Monsanto Company.

	Three Months Ended		Six Months Ended
	Feb. 28, 2013	Feb. 29, 2012	Feb. 28, 2013	Feb. 29, 2012
EBIT – Seeds and Genomics Segment	$1,840	$1,699	$2,060	$1,846
EBIT – Agricultural Productivity Segment	256	82	526	164
EBIT– Total	2,096	1,781	2,586	2,010
Interest Expense, Net	8	27	36	62
Income Tax Provision(A)	605	543	728	611
Net Income Attributable to Monsanto Company	$1,483	$1,211	$1,822	$1,337
(A) Includes the income tax provision from continuing operations, the income tax benefit (provision) on noncontrolling interest, and the income tax on discontinued operations.

Reconciliation of EPS to Ongoing EPS:  Ongoing EPS is calculated excluding certain after-tax items which Monsanto does not consider part of ongoing operations.

	Fiscal Year 2013 Guidance	Three Months Ended Feb. 28, 2013	Three Months Ended Feb. 29, 2012	Six Months Ended Feb. 28, 2013	Six Months Ended Feb. 29, 2012
Diluted Earnings per Share	$4.42-$4.52	$2.74	$2.24	$3.37	$2.47
Income on Discontinued Operations	(0.02)	(0.01)	(0.01)	(0.02)	(0.01)
Nitro Claims Settlement	—	—	0.05	—	0.05
Diluted Earnings per Share from Ongoing Business	$4.40-$4.50	$2.73	$2.28	$3.35	$2.51

Reconciliation of Free Cash Flow:  Free cash flow represents the total of cash flows from operating activities and investing activities, as reflected in the Statements of Consolidated Cash Flows presented in this release.  With respect to the fiscal year 2013 free cash flow guidance, Monsanto does not include any estimates or projections of Net Cash Provided (Required) by Financing Activities because in order to prepare any such estimate or projection, Monsanto would need to rely on market factors and conditions that are outside of its control.

	Fiscal Year	Six Months Ended
	2013 Guidance	Feb. 28, 2013	Feb. 29, 2012
Net Cash Provided by Operating Activities	$2,900-3,300	$1,857	$1,672
Net Cash Required by Investing Activities	(1,100)-(1,300)	(301)	(402)
Free Cash Flow	$1,800-2,000	1,556	1,270
Net Cash Required by Financing Activities	N/A	(422)	(672)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	N/A	26	(47)
Net Increase in Cash and Cash Equivalents	N/A	1,160	551
Cash and Cash Equivalents at Beginning of Period	N/A	3,283	2,572
Cash and Cash Equivalents at End of Period	N/A	$4,443	$3,123